SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                                RIM HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                              INFORMATION STATEMENT
                                       OF
                                RIM HOLDINGS INC.
                         7579 E. MAIN STREET, SUITE 100
                              SCOTTSDALE, AZ 85251


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished on or about May 20, 2004 to the holders of record as of the close of business on May 11, 2004 of the common stock of Rim Holdings Inc. ("Rim Holdings").

     The Board of Directors of Rim Holdings has approved, and a total of 3 stockholders owning 10,787,872 shares of the 18,740,967 shares of Rim Holdings' common stock outstanding as of May 11, 2004, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and Rim Holdings' By-Laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Rim Holdings for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

     Rim Holdings will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Rim Holdings will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Rim Holdings' common stock.

     Rim Holdings will only deliver one Information Statement to multiple security holders sharing an address unless Rim Holdings has received contrary instructions from one or more of the security holders. Upon written or oral request, Rim Holdings will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

     Rim Holdings Inc.
     7579 Main Street
     Suite 100
     Scottsdale, AZ 85251
     Attn: Christina Strauch
     480-970-3336

INFORMATION ON CONSENTING STOCKHOLDERS

     Pursuant to Rim Holdings' Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Rim Holdings' outstanding capital stock is required to effect the action described herein. Rim Holdings' Articles of Incorporation does not authorize cumulative voting. As of the record date, Rim Holdings had 18,740,967 voting shares of common stock issued and outstanding of which 9,370,484 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 3 current stockholders of Rim Holdings, are collectively the record and beneficial owners of 10,778,872 shares, which represents 57.5% of the issued and outstanding shares of Rim Holdings' common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated May 11, 2004, attached hereto as EXHIBIT A. No consideration was paid for the consent. The consenting stockholders' names, affiliations with Rim Holdings, and their beneficial holdings are as follows:

       NAME                    AFFILIATION            SHARES HELD     PERCENTAGE
--------------------------------------------------------------------------------

Christina M. Strauch     Director, Chairman,           4,993,700         26.6%
                         Secretary and Treasurer

Robert H. Kordorffer     Director                      1,126,300          6.0%

Michael K. Hair                                        4,667,872         24.9%

TOTAL                                                 10,787,872         57.5%


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS' RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 11, 2004, certain information regarding the ownership of Rim Holdings' capital stock by each director and executive officer of Rim Holdings, each person who is known to Rim Holdings to be a beneficial owner of more than 5% of any class of Rim Holdings' voting stock, and by all officers and directors of Rim Holdings as a group. Unless otherwise indicated below, to Rim Holdings' knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of May 11, 2004 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 18,740,967 shares issued and outstanding on a fully diluted basis, as of May 10, 2004.

                      Name and Address           Amount and Nature      Percent
  Title of                  Of                    Of Beneficial           Of
   Class            Beneficial Owners (1)           Ownership            Class
--------------------------------------------------------------------------------

Common Stock     Christina M. Strauch (2)           4,993,700            26.6%
Common Stock     Robert H. Kordorffer (3)           1,136,300             6.0%
Common Stock     Michael K. Hair                    4,667,872            24.9%
                 All officers and directors
                 as a group (2 persons)             6,130,000            32.6%

----------------

(1) Unless otherwise noted, the address for each of the named beneficial owners is Rim Holdings Inc. 7579 Main Street, Suite 100, Scottsdale, AZ 85251 Attn:
Christina Strauch.

(2) Ms. Strauch is the Chairman, Secretary, Treasurer and Director of Rim Holdings.

(3)  Mr. Kordorffer is a director of Rim Holdings.

CHANGE IN CONTROL

     Rim Holdings  has entered into a letter of intent  pursuant to which it has agreed to issue to Eurofaith Holdings, Inc., a British Virgin Islands corporation ("Eurofaith"), 27,408,966 shares of its common stock (or approximately 97% of Rim Holdings' outstanding common stock) in exchange for all of the outstanding shares of Starway Management Ltd., a British Virgin Islands corporation (the "Reverse Merger") after the actions to be taken described in this Information Statement. It is contemplated that Eurofaith will take over control of Rim Holdings upon closing of the Reverse Merger. More information regarding this transaction is set forth in a Form 8-K filed on March 23, 2004 and Form 8-Ks to be filed by Rim Holdings upon closing of this transaction.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

     The following action was taken based upon the unanimous recommendation of Rim Holdings' Board of Directors (the "Board") and the written consent of the consenting stockholders:

                                    ACTION 1
                               REVERSE STOCK SPLIT

     MATERIAL TERMS OF THE REVERSE SPLIT

     The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as EXHIBIT A hereto, to effect a one-for-twenty (1:20) reverse stock split of both the issued and outstanding Common Stock of Rim Holdings (the "Reverse Split"). The Board and the consenting stockholders believe that the Reverse Split is in Rim Holdings' best interests, principally because it will prepare Rim Holdings for the Reverse Merger. The resulting reduction in the number of issued and outstanding shares of Rim Holdings common stock will provide it with the necessary authorized but unissued shares to consummate the Reverse Merger.

     The immediate effect of the Reverse Split will be to reduce the total number of shares of Rim Holdings common stock from approximately 18,740,967 shares to approximately 937,048 shares presently issued and outstanding. While the Reverse Split is consummated principally in anticipation of the Reverse Merger, there is no guarantee that the parties to the Reverse Merger will actually consummate the Reverse Merger.

     The Reverse Split will affect all of the holders of all classes of Rim Holdings' common stock uniformly and will not affect any stockholder's percentage ownership interest in Rim Holdings or proportionate voting power, except for insignificant changes that will result from the exchange of fractional shares for cash.

     The Reverse Split is expected to become effective on or about June 11, 2004 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of Rim Holdings' common stock and without regard to current certificates representing shares of all classes of Rim Holdings' common stock being physically surrendered for certificates representing the number of shares of all classes of Rim Holdings' common stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates of Rim Holdings' common stock will not be issued unless requested by a stockholder of Rim Holdings.

     No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of any class of Rim Holdings' common stock that is not evenly divisible by 20 will receive cash in lieu of any fractional shares.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

     EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

     No gain or loss should be recognized by a stockholder as a result of the Reverse Split; provided however, any amounts received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares received in the Reverse Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Split. Rim Holdings' views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

                                    ACTION 2
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED COMMON STOCK AND NAME CHANGE

     The Board and the consenting stockholders adopted and approved resolutions to adopt amendments to Rim Holdings' Articles of Incorporation to: (i) increase the number of shares of authorized capital stock from 30,000,000 to 60,000,000 shares and increase the number of shares of authorized common stock from 20,000,000 shares to 50,000,000 shares ("Authorized Share Increase"); and (ii) to change the name of Rim Holdings to "China Energy Saving and Environmental Technology Limited" (the "Name Change Amendment"). The par value of each such share of common stock shall be $0.001 per share. The text of the resolution is attached hereto as EXHIBIT A.

     Currently, Rim Holdings has 20,000,000 shares of common stock authorized, of which 18,740,967 shares are issued and outstanding as of the record date.

     The Authorized Share Increase will be implemented by filing a Certificate of Change with the Secretary of State of Nevada, a form of which is attached as "Exhibit A" to the resolution set forth as EXHIBIT A. The Name Change Amendment will be implemented by filing a Certificate of Amendment of Articles of Incorporation with the Secretary of State of Nevada, a form of which is also attached as "Exhibit B" to the resolutions set forth as EXHIBIT A. Under federal securities laws, Rim Holdings cannot file the Certificate or Change or the Certificate of Amendment until at least 20 days after the mailing of this Information Statement.

     The Board and the consenting stockholders believe that the Authorized Share Increase and the Name Change Amendment are in Rim Holdings' best interests, principally because such changes will prepare Rim Holdings for the Reverse Merger. While the Authorized Share Increase and the Name Change Amendment are consummated principally in anticipation of the Reverse Merger, there is no guarantee that the parties to the Reverse Merger will actually consummate the Reverse Merger.

     The above described actions are not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Rim Holdings in effect on the date of this Information Statement. However, Rim Holdings stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Rim Holdings or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving Rim Holdings. Rim Holdings, however, is anticipating a take over of Rim Holdings pursuant to the Reverse Merger.

                                    EXHIBIT A

                           AUTHORIZED SHARE AMENDMENT
                              JOINT WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       AND
                              MAJORITY STOCKHOLDERS
                                       OF
                                RIM HOLDINGS INC.
                              A NEVADA CORPORATION

     The undersigned, being all of the members of the Board of Directors and the holder of at least a majority of the outstanding capital stock of Rim Holdings Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Sections 78.207, 78.385, 78.390, 78.315 and 78.320 of the Nevada
General Corporation Law, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of May 11, 2004:

                     AMENDMENT TO ARTICLES OF INCORPORATION
                      (1 FOR 20 STOCK SPLIT & INCREASE OF
                            AUTHORIZED COMMON SHARES)

     WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding shares of the Corporation, that it is in the best interests of the Corporation and its stockholders that:
     (i) each 20 issued and outstanding share of common stock of the Corporation ("Common Stock") be changed and converted into 1 share of Common Stock (the "Reverse Stock Split"); and (ii) the authorized shares of capital stock of the Corporation be increased to 60,000,000 shares, the authorized shares of common stock of the Corporation be increased to 50,000,000 shares and the authorized shares of preferred stock of the Corporation to remain 10,000,000 shares ("Authorized Shares Increase"), as set forth in the Certificate of Change Pursuant to NRS 78.209 attached hereto as EXHIBIT "A" (the "Certificate of Change");

     WHEREAS, the Board has approved in advance that this action may be taken by written consent of the stockholders in lieu of a special meeting of the stockholders;

     WHEREAS, subject to and in compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is deemed to be in the best interests of the Corporation and its stockholders that a record date of June 11, 2004 (the "Record Date") be set for the Reverse Stock Split and the Authorized Shares Increase;

     NOW, THEREFORE, BE IT RESOLVED, that, subject to and in compliance with the Exchange Act, the Corporation shall file the Certificate of Change and each 20 issued and outstanding share of Common Stock shall be changed and converted into 1 share of Common Stock on and as of the Record Date and the authorized shares of capital stock of the Corporation shall be increased to 60,000,000 shares, the authorized shares of common Stock of the Corporation shall be increased to 50,000,000 shares and the authorized shares of Preferred Stock of the Corporation shall remain 10,000,000 shares;

     RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and
     Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

     RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Certificate of Amendment, in accordance with applicable law;

     RESOLVED FURTHER, that, subject to the foregoing, the Corporation's President, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation's transfer agent to record the appropriate number of shares held by each stockholder after giving effect to the Reverse Stock Split, and, if requested, to issue replacement stock certificates to each such requesting stockholder representing the number of shares to which each such stockholder is entitled after giving effect to the Reverse Stock Split;

     RESOLVED FURTHER, that the Corporation's President, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

     RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                  (NAME CHANGE)

     WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation, as set forth substantially in the form of EXHIBIT "B" attached hereto (the "Certificate of Amendment") to change the name of the Corporation to "China Energy Saving and Environmental Technology Limited;"

     WHEREAS, the Board has approved in advance that this action may be taken by written consent of the stockholders in lieu of a special meeting of the stockholders.

     NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as set forth in the Certificate of Amendment;

     RESOLVED FURTHER, that the Certificate of Amendment be, and hereby is, approved and adopted in all material respects;

     RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and
     Exchange Commission a Schedule 14C Information Statement (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

     RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada the Certificate of Amendment, in accordance with applicable law;

     RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

     RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

                                            DIRECTORS:


                                            /s/ Christina M. Strauch
                                            ------------------------------------
                                            Christina M. Strauch


                                            /s/ Robert H. Korndorffer
                                            ------------------------------------
                                            Robert H. Korndorffer



                                            STOCKHOLDERS:


                                            /s/ Christina M. Strauch
                                            ------------------------------------
                                            Christina M. Strauch
                                            Shares:  4,993,700 shares
                                            Date: May 11, 2004


                                            /s/ Robert H. Korndorffer
                                            ------------------------------------
                                            Robert H. Korndorffer
                                            Shares:  1,126,300 shares
                                            Date:  May 11, 2004


                                            /s/ Michael K. Hair
                                            ------------------------------------
                                            Michael K. Hair
                                            Shares:  4,667,872 shares
                                            Date:  May 11, 2004

                                    EXHIBIT A

                  CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS


1.   Name of corporation: Rim Holdings Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 30,000,000 shares of capital stock of which 20,000,000 shares shall be common stock, $0.001 par value and 10,000,000 shares shall be preferred stock, $0.001 par value.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 60,000,000 shares of capital stock of which 50,000,000 shares shall be common stock $0.001 par value and 10,000,000 shares shall be preferred stock, $0.001 par value.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 1/20 (1 for 20)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
The Corporation will pay cash for fractional shares.

7.   Effective date of filing (optional): ______________________________________

8.   Officer Signature: /s/ Christina M. Strauch                President
                        --------------------------------------------------------
                                Signature                         Title

                                    EXHIBIT B

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of corporation: Rim Holdings Inc.

2. The articles have been amended as follows (provide article numbers, if available):

     Article I is amended and restated to read as follows: "The name of the Corporation, hereinafter called the "Corporation" is: China Energy Saving and Environmental Technology Limited.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Majority.

4.   Effective ate of filing (optional): _______________________________________

5.   Officer Signature (required): /s/ Christina M. Strauch
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